UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2006

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 907 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 7, 2006, MMC Energy, Inc. (“MMC”) entered into a Scheduling and Asset Optimization Services Agreement (the “Agreement”) with PPM Energy, Inc. (“PPM”). Under the Agreement, PPM has the exclusive rights to purchase fuel, and sell energy and ancillary services for MMC’s Escondido and Chula Vista generating plants, located in San Diego County, California. PPM shall act as MMC’s Scheduling Coordinator with the California ISO and Contract Marketer with the local natural gas distribution company.

Under the Agreement, PPM shall receive a fixed monthly fee and a percentage of Net Energy Revenue, as defined, in excess of MMC’s budgeted Net Energy Revenues. PPM also has an option to purchase additional output from the facilities at cost plus a profit margin for MMC.

The Agreement term is six months and it is automatically renewed month-to-month subject to the right of either party to terminate with 60 days prior written notice.

The Agreement provides for payment by MMC to PPM of liquidated damages in the event the MMC plants fail to deliver energy when dispatched. Liquidated damages include the costs of replacement energy and ancillary services, and other charges and penalties which may PPM incur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 12, 2006	MMC ENERGY, INC.

	By:	/s/ Karl W. Miller
Name: Karl W. Miller
Title: Chief Executive Officer